UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 19, 2013 (March 18, 2013)

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6465 East Johns Crossing
Johns Creek, GA	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Appointment of Principal Financial Officer

On March 18, 2013, Innotrac Corporation (the “Company”) issued a press release announcing the appointment of Steve Keaveney as Chief Financial Officer of the Company, effective March 18, 2013.  Mr. Keaveney is 48 years old and will serve as Chief Financial Officer and Secretary of the Company.

Prior to joining the Company, Mr. Keaveney served as Chief Financial Officer of BeavEx, a national logistics company, a position he had held since September 2010.  From January through December 2010, Mr. Keaveney served as Chief Financial Officer of Dutch Gold Resources, a publicly traded gold exploration business.  From 2006 through 2009 Mr. Keaveney served as the Chief Financial Officer of Redquartz Developments/Flint Telecom, a private family fund with a diverse portfolio of investments in the real estate, technology and health care industries.

A copy of the press release issued March 18, 2013 announcing Mr. Keaveney’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE

The Company is attaching as Exhibit 99.1 a copy of a press release issued March 18, 2013 announcing Mr. Keaveney’s appointment as Chief Financial Officer of the Company.

ITEM 9.01    EXHIBITS

99.1           Press Release issued March 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Date: March 19, 2013	Scott D. Dorfman President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 18, 2013